Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER,
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Six Flags Entertainment Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James Reid-Anderson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 19, 2019

/s/ James Reid-Anderson
James Reid-Anderson Chairman, President and Chief Executive Officer